EXHIBIT 10.1

EXCHANGE AGREEMENT

This Exchange Agreement together with all the Exhibits, Schedules and other attachments (the "Agreement") is entered into on August 25, 2016 and is made among SOOUM CORP., a Minnesota corporation ("SOOUM "), WESTERN GRADE, LLC, an Arizona limited liability company ("WESTERN"), the members of WESTERN listed in Exhibit "A" attached hereto (hereinafter referred to sometimes collectively as "WESTERN SHAREHOLDERS").

PRELIMINARY STATEMENTS

WHEREAS, the Board of Directors of SOOUM deem it advisable and generally in their best interests that SOOUM acquire all of the issued and outstanding member interests of WESTERN;

WHEREAS, SOOUM shall be the acquiring corporation and SOOUM has authorized capital stock consisting of 5,000,000,000 shares of voting common stock with $.0001 par value per share;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement, covenants, and provisions hereinafter set forth, the parties hereto agree that all of the outstanding ownership interests of WESTERN shall be exchanged for shares of SOOUM common and preferred stock, effective the Effective Date (as hereinafter defined) and hereby agree upon and prescribe the terms and conditions of such exchange and the manner of carrying the same into effect, as follows:

ARTICLE I

ACQUISITION

1.01

Acquisition.  As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.03) and pursuant to the terms hereof, the parties shall take the following actions, which shall also be referred to as the "Exchange Transaction."

(a)

WESTERN Shareholders shall exchange each issued and outstanding share of membership interest of WESTERN (the "WESTERN Shares") for the common and preferred shares of SOOUM set forth in Schedule 1.01 (the "SOOUM Shares.")

1.02

Restrictions on Sales of SOOUM Shares.  Upon issuance of SOOUM Shares to WESTERN Shareholders, in accordance with the terms and conditions hereof, the WESTERN Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law.  At the Effective Time SOOUM Shares may be sold or transferred only pursuant to an effective Registration Statement or an exemption from registration, and in compliance with all applicable state securities laws.  It is acknowledged that the certificates representing SOOUM Shares will bear a restrictive legend similar to the following:

“The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been attained or unless the availability of an exemption from such registration provisions has been established or unless sold pursuant to Rule 144 under the Securities Act of 1933.”

1.03

Closing; Surrender of Certificates.  The Closing shall take place on or before September 28, 2016 (the "Closing Date") at 1:00 p.m. Eastern Standard Time at the offices of Jones & Haley, P.C.  The Closing may be rescheduled by agreement of the parties.  The date of the Closing shall be the Effective Time of the Exchange Transaction.

1.04

Transfers at Closing.  At the Closing, WESTERN Shareholders shall transfer their WESTERN Shares to SOOUM and SOOUM shall transfer to the WESTERN Shareholders certificates representing shares of SOOUM in the amounts and types delineated in Schedule 1.01 attached hereto.  At the Closing, WESTERN Shareholders shall deliver to SOOUM certificates representing the WESTERN Shares and/or such other documentation evidencing their Ownership Interest in WESTERN, as called for herein.

1.05

Additional Actions.  If, at any time after the Effective Time, SOOUM shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in SOOUM, title to and possession of any property or right of WESTERN acquired or to be acquired by reason of, or as a result of, the Exchange Transaction, or otherwise to carry out the purposes of this Agreement, WESTERN Shareholders or WESTERN and its proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in SOOUM, as appropriate and otherwise to carry out the purposes of this Agreement.

1.06

Effect of Share Exchange.

(a)

Tax Treatment.  This Agreement contemplates a tax-free exchange of all the Shares of WESTERN and shares of SOOUM pursuant to §351 of the internal revenue code.  Following the "Closing" of the Exchange Transaction, it is contemplated that WESTERN will remain in existence as wholly owned subsidiary of SOOUM.

(b)

General.  As aforesaid, the Share Exchange shall become effective on the Closing Date.

(c)

Articles of Incorporation and By-laws.  The Articles of Incorporation, Operating Agreement and By-laws of both SOOUM and WESTERN, as in effect on the Closing Date shall continue to remain in full force and effect (without interruption) on and after the Closing Date.

(d)

Directors and Officers.  On the Effective Date the Boards of Directors, Managers and the Officers of SOOUM and WESTERN shall be as set forth on Schedule 1.06(d) attached hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF

WESTERN AND WESTERN SHAREHOLDERS

In order to induce SOOUM to enter into this Agreement, WESTERN and the WESTERN Shareholders (sometimes referred to collectively hereinafter as the "Sellers"), jointly and severally, represent and warrant that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and through the Effective Time).

2.01

Organization and Standing.  WESTERN is a limited liability company duly organized, existing and in good standing under the laws of Arizona with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted.  WESTERN is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon their business or financial condition, or on the ability of the parties to consummate the transactions contemplated by this Agreement (each, a "WESTERN Material Adverse Effect").  WESTERN is not in default of any provision of its Certificate of Incorporation, Operating Agreement, Bylaws or other agreements relating to corporate governance or organization.

2.02

Corporate Power and Authority.  WESTERN has all requisite power and authority to enter into and perform this Agreement.  WESTERN has duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of WESTERN, enforceable in accordance with its terms.  WESTERN Shareholders represent and warrant that this Agreement is valid and binding on them according to its terms and shall be binding on their successors in interest or assigns.

2.03

Conflicts; Consents and Approvals.  Except as set forth in Schedule 2.03, WESTERN’S execution or performance of this Agreement will not:

(a)

result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Organization, Incorporation or Operating Agreement of WESTERN or any agreement or obligation of the Sellers; or

(b)

violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Sellers or their properties or assets.

2.04

Ownership of Stock and Capitalization.

(a)

Authorized Shares.  Schedule 2.04 sets forth the authorized, issued and outstanding WESTERN Shares and the names and addresses of the holders thereof.  All WESTERN Shares are legally and beneficially owned as set forth on Schedule 2.04.

(b)

Issuance of Shares.  All WESTERN Shares are listed in Schedule 2.04 and they:  (i) are duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, Articles of Organization or Operating Agreement or any agreement, contract or other obligation to which Sellers are a party or is subject, and (c) were issued in accordance with all applicable laws.  The rights, privileges and preferences of WESTERN Shares are as stated in its Articles of Organization and its Operating Agreement.  There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Sellers of any securities or interests in WESTERN, nor are there outstanding any securities which are convertible into or exchangeable for ownership interests or equity interests of WESTERN.

2.05

No Transfer Restrictions.  Except as set forth in Schedule 2.05, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which the Sellers are a party or of which Sellers are aware which relate to or restrict the transfer of any of the WESTERN Shares.  Upon consummation of the Exchange Transaction as contemplated by this Agreement, SOOUM will acquire good and marketable title to the WESTERN Shares, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

2.06

Litigation.  Except as set forth in Schedule 2.06, there is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of Sellers, threatened against the Sellers which could have a material adverse affect on their assets, financial condition or ability to execute and perform this Agreement (a "WESTERN Material Adverse Effect").

2.07

Brokerage and Finder's Fees.  Neither the Sellers, nor any of their directors, officers, managers, members, shareholders or employees have incurred, or will incur, any brokerage, finders or similar fee in connection with the Shareholders Exchange Transaction or this Agreement which is the obligation of the Sellers.

2.08

Audited and Unaudited Financial Statements.  WESTERN has furnished to SOOUM its financial statements for the period ending ___________, 20___ (the "WESTERN Financial Statements").  The WESTERN Financial Statements fairly present the assets, liabilities, results of the operations and changes in stockholders' equity and financial position of WESTERN for the respective periods or as of the respective dates therein set forth.  The books and records of WESTERN are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

2.09

Undisclosed Liabilities.  WESTERN has no liabilities or obligations of any nature, except those disclosed in the WESTERN Financial Statements.

2.10

Taxes.

(a)

Payment.  Except as disclosed in Schedule 2.10, WESTERN has timely paid or accrued all national, state, local and foreign taxes, assessments, fees and other governmental charges required to be paid or accrued as of the date hereof ("Taxes"), and has filed all national, state, local and foreign tax returns and tax reports that they are required to file (the "Returns").  Such Returns and reports are true, correct and complete and have not been amended, and all taxes for which WESTERN is liable arising under the Returns and reports have either been fully paid or are adequately reserved for in the Financial Statements, and will be timely paid when due.  No claim has been made by authorities in any jurisdiction where WESTERN did not file tax returns that it is or may be subject to taxation by that jurisdiction.

(b)

Tax Returns.  WESTERN has delivered to SOOUM copies of all national, state, local, and foreign tax returns filed by WESTERN for taxable periods ending on or before ____________, 20__.  To WESTERN’S knowledge there is no pending or threatened national, state, local or foreign tax audit or assessment nor any agreement by WESTERN with any federal, state, local or foreign taxing authority that may affect the tax liability of WESTERN.

(c)

Tax Liability.  Sellers represent that they shall have no obligation with respect to any tax liability of WESTERN attributable to any period prior to the Effective Time.

2.11

Compliance with Law.  WESTERN has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to WESTERN or its businesses or properties ("WESTERN Applicable Laws").

2.12

Title to and Condition of Properties.  Except as set forth in Schedule 2.12, WESTERN has good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all of its assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of its business.

2.13

No Conflict or Default.  WESTERN’s execution and performance of this Agreement will not: (i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of WESTERN, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of WESTERN.

2.14

Complete Disclosure.  The representations and warranties of the Sellers in this Agreement or the related Schedules and Exhibits delivered by or on WESTERN’S behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

2.15

Capitalization.  Attached hereto as Schedule 2.15 is a complete and accurate list of the WESTERN Shareholders and the number and class of issued and outstanding WESTERN Shares owned by each of them on the date of this Agreement.  The WESTERN Shares represent all of the outstanding WESTERN Shares voting equity interests in WESTERN, and all of the WESTERN Shares have been validly issued and are fully paid and nonassessable.  Except for this Agreement, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any SOOUM Shares.  There are no voting trusts or other agreements or understandings to which SOOUM is a party with respect to the voting of the Shares, and there is no indebtedness of SOOUM having general voting rights issued and outstanding.  Except for this Agreement, there are no outstanding obligations of any person to repurchase, redeem or otherwise acquire outstanding SOOUM Shares.  SOOUM has no Shares reserved for issuance and no obligation to admit any other person as a Member.

2.16

Intellectual Property.

(a)

Except as disclosed in Schedule 2.16, (i) WESTERN is the owner of its intellectual property free and clear of any royalty or other payment obligation, lien or charge, or have sufficient rights to use such intellectual property under a valid and enforceable license agreement, (ii) there are no agreements that restrict or limit the use of the intellectual property by WESTERN and (iii) to the extent that the intellectual property owned or held by WESTERN is registered with the applicable authorities, record title to such intellectual property is registered or applied for in the name of WESTERN

(b)

WESTERN’s rights to the intellectual property are valid and enforceable, and the intellectual property and the products and services of WESTERN do not infringe upon intellectual property rights of any person or entity in any country.  Except where reasonable business decisions to allow rights to lapse have been made, all maintenance taxes, annuities and renewal fees have been paid and all other necessary actions to maintain the intellectual property rights have been taken through the date hereof.  There exists no impediment that would impair WESTERN’s rights to conduct its business after the Effective Time as it relates to the intellectual property.

(c)

WESTERN has taken all reasonable and appropriate steps to protect the intellectual property and, where applicable, to preserve the confidentiality of the intellectual property.

(d)

WESTERN has not received any notice of claim that any of such intellectual property has expired, is not valid or enforceable in any country or that it infringes upon or conflicts with the intellectual property rights of any third party, and no such claim or infringement or conflict, whenever filed or threatened, currently exists.

(e)

WESTERN has not given any notice of infringement to any third party with respect to any of its intellectual property or has become aware of facts or circumstances evidencing the infringement by any third party of any of the intellectual property, and no claim or controversy with respect to any such alleged infringement currently exists.

2.17

Related Party Transactions.

(a)

except as disclosed in Schedule 2.17, there is no indebtedness between WESTERN on the one hand, and any officer, director or affiliate of  WESTERN on the other hand;

(b)

No officer, director or affiliate of WESTERN provides or caused to be provided any assets, services (other than services as an officer, director or employee) or facilities to WESTERN;

(c)

WESTERN does not provide or cause to be provided any assets, services or facilities to any officer, director or affiliate of WESTERN (other than as reasonably necessary for them to perform their duties as officers, directors or employees);

(d)

WESTERN does not beneficially own, directly or indirectly, any investment in or issued by any such officer, director or affiliate of WESTERN;

2.18

Insurance.  WESTERN maintains insurance covering its assets, business, equipment, properties, operations, employees, officers, directors and managers with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries.  All of such policies are in full force and effect and all premiums payable have been paid in full and WESTERN is in full compliance with the terms and conditions of such policies.  WESTERN has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business.  None of such policies are subject to cancellation by virtue of the consummation of the Exchange Transaction.  There is no claim by WESTERN pending under any of such policies as to which coverage has been questioned or denied.

2.19

Contracts.   Except as set forth in Schedule 2.19, WESTERN is not a party to or bound by any material contract.  The material contracts constitute all WESTERN’s material agreements and instruments that are necessary and desirable to operate the business as currently conducted by WESTERN and as contemplated to be conducted.  True, correct and complete copies of each material contract described and listed on Schedule 2.19 will be made available to SOOUM within ten (10) business days prior to the Closing.  All of the material contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms.  All parties to all of the material contracts have performed all obligations required to be performed to date under such material contracts, and WESTERN, to the best of its knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder.  The consummation of this Agreement and the Exchange Transaction will not result in an impairment or termination of any of the rights of WESTERN under any material Contract.  None of the terms or provisions of any material contract materially and adversely affects the business, prospects, financial condition or results of operations of WESTERN.

1.1.

2.20

Labor Relations.  Except as described on Schedule 2.20, as of the date of this Agreement (i) there are no activities or proceedings of any labor union to organize any non-unionized employees of WESTERN; (ii) there are no unfair labor practice charges and/or complaints pending against WESTERN before the National Labor Regulations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of WESTERN; and (iii) there is no strike, slowdown, work stoppage or lockout, or threat thereof, by or with respect to any employees of WESTERN.  As of the date of this Agreement, WESTERN is not a party to any collective bargaining agreements.  There are no controversies pending or threatened between WESTERN and any employees, except for such controversies that would not be reasonably likely to have a WESTERN Material Adverse Effect.

1.2.

2.21

Environmental Matters.  Except for such matters that, individually or in the aggregate, are not reasonably likely to have a WESTERN Material Adverse Effect, WESTERN (i) has obtained all applicable permits, licenses and other authorizations that are required to be obtained under all applicable environmental laws by WESTERN in connection with its business; (ii) it is in compliance with all terms and conditions of such required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws in connection with its business; (iii) has not received notice of any part or present violations of environmental laws in connection with its business, or of any spill, release, event, incident, condition or action or failure to act in connection with its business that is reasonably likely to prevent continued compliance with such environmental laws, or which would give rise to any common law environmental liability or liability under environmental laws, or which would otherwise form the basis of any action against WESTERN based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any hazardous material by any person in connection with WESTERN’s business; and (iv) has taken all actions required under applicable environmental laws to register any products or materials required to be registered by WESTERN thereunder in connection with its business.

1.3.

2.22

Absence of Certain Changes or Events.  Except as set forth on Schedule 2.22 or as otherwise contemplated by this Agreement, since July 1, 2016, (i) there has been no change or development in, or effect on, WESTERN that has or could reasonably be expected to have a WESTERN Material Adverse Effect, (ii) WESTERN has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of assets other than in the ordinary course of business, (iii) WESTERN has not paid any dividends or distributed any assets to any WESTERN Shareholder, (iv) WESTERN has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) WESTERN has not waived or amended any of its material contractual rights except in the ordinary course of business, and (vi) WESTERN has not entered into any agreement to take any action described in clauses (i) through (v) above.

1.4.

2.23

Investment Intent.  SOOUM Shares being acquired by the WESTERN Shareholders in connection with the Exchange Transaction are being acquired for the shareholder’s own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such Shares.  The Parties acknowledge and agree that SOOUM Shares have not been registered under The Securities Act or under any state securities laws, and that SOOUM Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under The Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration.  The Parties also acknowledge and agree that neither the SEC nor any securities commission or other governmental authority has (a) approved the transfer of SOOUM Shares or passed upon or endorsed the merits of the transfer of SOOUM Shares, this Agreement or the Exchange Transaction; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement.  The WESTERN Shareholders have such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that they are capable of evaluating the merits and risks of this investment in SOOUM Shares, and they have been provided with the information they deem necessary or desirable so as to make an informed investment decision without relying upon SOOUM for legal or tax advice related to this investment.

ARTICLE III

SOOUM REPRESENTATIONS AND WARRANTIES

To induce Sellers to enter into this Agreement, SOOUM represents and warrants to the Sellers that:

3.01

Organization and Standing.  SOOUM is a Minnesota corporation, with full power and authority (corporate and other) to conduct its business as currently conducted.  SOOUM is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon SOOUM business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement (each, a "SOOUM Material Adverse Effect").  SOOUM is not in default of any provision of its organizational documents.

3.02

Capitalization and Security Holders.  The authorized capitalization of SOOUM consists of 5,000,000,000 authorized shares of Common Stock of which approximately 895,527,796 shares of Common Stock will be issued and outstanding at the close of this transaction.  Each outstanding share of SOOUM Stock has been duly authorized and validly issued and is fully paid and is non-assessable, and no shares of SOOUM Stock have been issued in violation of preemptive or similar rights.

There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by SOOUM or, to SOOUM’s knowledge, any holder of SOOUM Stock, of any other securities or interests of SOOUM except shares of SOOUM’s preferred stock.  The issuance and sale of all securities of SOOUM have been in full compliance in all material respects with all applicable federal and state securities laws or pursuant to valid exemptions from such laws.

3.03

Corporate Power and Authority.  SOOUM has all requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary Board of Director action on the part of SOOUM.  This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of SOOUM.

3.04

Consents and Approvals.Except as set forth with respect to SOOUM on Schedule 3.04, SOOUM’s execution, delivery or performance of this Agreement does not and will not require any consents or approvals of, filings with, or action by any third party.

3.05

Taxes.  SOOUM has paid all federal, state, local and foreign taxes, assessments, fees and other governmental charges it is legally required to pay.  SOOUM has filed all federal, state, local and foreign tax returns and tax reports it is legally required to file and the returns and reports are true, correct and complete and have not been amended, and all taxes arising under the returns and reports have been either fully paid or adequately reserved for in SOOUM Financial Statements, and will be timely paid when due.

3.06

Compliance with Law.  Except where the failure to comply would not have a SOOUM Material Adverse Effect, SOOUM has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to SOOUM or its businesses or properties ("SOOUM Applicable Laws").

3.07

No Conflict or Default.  SOOUM’s execution, delivery or performance of this Agreement will not violate any SOOUM Applicable Laws or conflict with or result in the breach of any provision of SOOUM’s organizational documents.

3.08

Litigation.  There is no legal action or any proceeding or investigation ("Action") pending or, to the knowledge of SOOUM, threatened against SOOUM which could have a SOOUM Material Adverse Effect or a material adverse effect on SOOUM’s ability to execute and perform this Agreement.

3.09

Complete Disclosure.  The representations and warranties by SOOUM in this Agreement or the related Schedules and Exhibits delivered by or on SOOUM behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

3.10

Properties and Assets.  SOOUM has good and marketable title to, valid leasehold interests in, or the legal right to use, and holds free and clear of all liens and encumbrances, all of the assets, properties and leasehold interests used in its business.  All assets of SOOUM that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear.  There are no pending or, to SOOUM’s knowledge, threatened condemnation proceedings relating to any of the real property used in conducting the business of SOOUM.  None of the real property improvements (including leasehold improvements), equipment and other assets owned or used by SOOUM is subject to any commitment or other arrangement for their sale or use by any affiliate of SOOUM, or by third parties.

1.5.

3.11

Intellectual Property.  SOOUM owns, has a valid license to use, or otherwise possesses legally enforceable rights to use all intellectual property used in its business as currently conducted, except for any such failures to own, license or possess that would not have a SOOUM Material Adverse Effect.  SOOUM has not received any notice of infringement of or conflict with, and, to its knowledge, there are no infringements of or conflicts with, the rights of any person with respect to the use of any of SOOUM’s intellectual property.

1.6.

3.12

Insurance.  SOOUM maintains insurance covering its assets, business, equipment, properties, operations, employees, officers, directors and managers with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries.  All of such policies are in full force and effect and all premiums payable have been paid in full and SOOUM is in full compliance with the terms and conditions of such policies.  SOOUM has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business.  None of such policies are subject to cancellation by virtue of the consummation of the Exchange Transaction.  There is no claim by SOOUM pending under any of such policies as to which coverage has been questioned or denied.

1.7.

3.13

Environmental Matters.  Except for such matters that, individually or in the aggregate, are not reasonably likely to have a SOOUM Material Adverse Effect, SOOUM (i) has obtained all applicable permits, licenses and other authorizations that are required to be obtained under all applicable environmental laws by SOOUM in connection with its business; (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable environmental laws in connection with its business; (iii) has not received notice of any part or present violations of environmental laws in connection with its business, or of any spill, release, event, incident, condition or action or failure to act in connection with its business that is reasonably likely to prevent continued compliance with such environmental laws, or which would give rise to any common law environmental liability or liability under environmental laws, or which would otherwise form the basis of any action against SOOUM based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any hazardous material by any person in connection with SOOUM’s business; and (iv) has taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by SOOUM thereunder in connection with its business.

1.8.

3.14

Absence of Certain Changes.  Since the date of the most recent financial statements contained in the SOOUM SEC Documents, (i) there has been no change or development in, or effect on, SOOUM that has or could reasonably be expected to have a SOOUM Material Adverse Effect, (ii) SOOUM has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business, (iii) SOOUM has not paid any dividends or distributed any of its assets to any of its shareholders, (iv) SOOUM has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) SOOUM has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and (vi) SOOUM has not entered into any agreement to take any action described in clauses (i) through (v) above.

1.9.

3.15

Brokers and Finders.  Except as described in Section 3.15, neither SOOUM, nor any of its officers, directors, employees or managers, has employed any broker, finder, advisor or consultant, or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees, advisory fees or consulting fees in connection with the Exchange Transaction for which SOOUM or its Subsidiary has or could have any liability.

ARTICLE IV

COVENANTS OF THE PARTIES

4.01

Mutual Covenants.

(a)

General.  Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

(b)

Cooperation.  At and after the Effective Time, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to effectuate this Agreement.

(c)

Confidential Information.  No Party shall at any time directly or indirectly copy, disseminate or use, for such Party's own benefit or the benefit of any third party, any information that has been disclosed in confidence by the other Party ("Confidential Information"), regardless of how the Confidential Information was acquired, except for the disclosure or use of the Confidential Information: (x) upon the advice of counsel required by law or legal process, or (y) authorized in writing by the Party that owns the Confidential Information.

Each Party acknowledges and agrees that remedies at law for a violation or attempted violation of any of the obligations in this Section 4.01(c) would be inadequate and would cause immediate irreparable harm to the other Parties, and agrees that in the event of any such violation or attempted violation, each Party is entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available.

(d)

Obligation to Update Schedules.  Immediately prior to the Closing, each Party shall promptly disclose to the others any information contained in the representations and warranties or Schedules which at any time is materially incomplete or is no longer materially correct or any material adverse development affecting the results of either SOOUM or WESTERN respective operations; provided, however, that no disclosure pursuant to this Agreement shall be deemed to modify, amend or supplement the representations and warranties of a Party or the Schedules attached unless the Party to whom the representations and warranties are made has consented in writing.

(e)

Regulatory Matters and Approvals.  Each of the Parties will give any notices to, make any filings with, and use their reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in order to effect the Exchange Transaction.

4.02

Reasonable Access.  Each party shall give to the other party, their counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to such party's business.

ARTICLE V

CONDITIONS

5.01

Mutual Conditions.  The Parties' obligations to consummate the Exchange Transaction and to perform this Agreement are subject to all of the following conditions:

(a)

No Action.  No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Exchange Transaction to be declared unlawful or rescinded.

(b)

Approvals.  All action necessary to authorize the execution and delivery of this Agreement and consummation of the Exchange Transaction have been obtained.

1.11.

(c)

Conduct of Business by WESTERN.

(i)

Except (1) as expressly permitted by this Agreement, (2) as required by applicable law or any Material Contract to which WESTERN is a party or by which any Asset is bound, (3) with the consent of SOOUM or (4) as set forth on Schedule 5.01(c), during the period commencing with the date of this Agreement and continuing until the Closing Date, WESTERN shall conduct its business in all material respects in the ordinary and usual course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organization and relationships with third parties and keep available the services of its present officers and employees.

1.11.1.1.

(ii)

Without limiting the generality of Section 50.1(c)(i), during the period commencing with the date of this Agreement and continuing until the Closing Date, WESTERN shall not:

(1)

adopt or propose any change in its certificate of organization, operating agreement or other constitutional documents, except for changes which would not have a WESTERN Material Adverse Effect;

(2)

(A) issue, authorize or sell its capital stock, (B) issue, authorize or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any capital stock, (C) split, combine, reclassify or make any other change in their respective issued and outstanding capital stock, (D) redeem, purchase or otherwise acquire any of their respective capital stock, or (E) declare any dividend or make any distribution with respect to their capital stock;

(3)

(A) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of their respective directors, officers, employees or managers other than increases in compensation in the ordinary course of business and consistent with past practice and that are not material in the aggregate, (B) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer, employee or manager, whether past or present, other than as required by applicable law, contracts or plan documents in effect on the date of this Agreement, (C) enter into any new employment, severance, consulting, or other compensation agreement with any director, officer, employee or manager or other person other than in connection with any new hires or promotions in the ordinary course and consistent with past practice, or (D) commit themselves to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement, or adopt or amend or commit themselves to adopt or amend any of such plans, funds or similar arrangements in existence on the date hereof;

(4)

(A) enter into, extend, renew or terminate any Material Contract, or make any change in any Material Contracts, (B) reclassify any assets or liabilities, or (C) do any other act that (x) would cause any representation or warranty of WESTERN in this Agreement to be or become untrue in any material respect, or (y) could reasonably be expected to have a WESTERN Material Adverse Effect;

(5)

(A) sell, transfer, lease or otherwise dispose of any assets other than in the ordinary course of business consistent with prior practice, (B) create or permit to exist any new lien or encumbrance on any assets (C) assume, incur or guarantee any obligation for borrowed money other than in the ordinary course of business consistent with past practices, (D) enter into any joint venture, partnership or other similar arrangement, (E) make any investment in or purchase any securities of any person, (F) incur any indebtedness, issue or sell any new debt securities, enter into any new credit facility or make any capital expenditures, or (G) merge or consolidate with any other person or acquire any other person or a business, division or product line of any other person (except as provided for in this Agreement);

(6)

make any change in any method of accounting or accounting practice except as required (A) by reason of a concurrent change in law, SEC guidelines or GAAP, or (B) by reason of a change in WESTERN’s method of accounting practices that, due to law, SEC guidelines or requirements, or GAAP, requires a change in any method of accounting or accounting practice; or

(7)

settle or compromise any material tax liability, make or change any material tax election, or file any tax return other than a tax return filed in the ordinary course of business and prepared in a manner consistent with past practice;

1.12.

(d)

Access to Information.  At all times prior to the Closing or the earlier termination of this Agreement and in each case subject to Section 5.01(e) below, each party hereto shall provide to the other party (and the other party’s authorized representatives) reasonable access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party, provided that the party granted such access shall not interfere unreasonably with the operation of the business conducted by the party granting access, and provided that no such access need be granted to privileged information or any agreements or documents subject to confidentiality agreements.

1.13.

(e)

Confidentiality; No Solicitation.

(1)

Confidentiality.  Each party shall hold, and shall cause its respective Affiliates and representatives to hold, all Confidential Information made available to it in connection with the Exchange Transaction in strict confidence, shall not use such information except for the sole purpose of evaluating the Exchange Transaction and shall not disseminate or disclose any of such information other than to its directors, officers, managers, employees, shareholders, interest holders, Affiliates, agents and representatives, as applicable, who need to know such information for the sole purpose of evaluating the Exchange Transaction (each of whom shall be informed in writing by the disclosing party of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the terms hereof, each party shall immediately return to the other party all such information, all copies thereof and all information prepared by the receiving party based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that (A) is learned by the disclosing party from a third party entitled to disclose it; (B) becomes known publicly other than through the disclosing party or any third party who received the same from the disclosing party, provided that the disclosing party had no knowledge that the disclosing party was subject to an obligation of confidentiality; (C) is required by law or court order to be disclosed by the parties; or (D) is disclosed with the express prior written consent thereto of the other party.  The parties shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subsection (i).  Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party, in obtaining a protective or similar order with respect to such information; and (iii) provide only that amount of information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

(2)

No Solicitation.  Except as otherwise contemplated in this Agreement, the parties shall not, directly or indirectly, solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any negotiations or agreements relating to the sale or exchange of all or a substantial part of their assets.  Each party shall promptly notify the other parties if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made.

1.14.

(f)

Best Efforts; Consents.  Subject to the terms and conditions herein provided, the parties agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Exchange Transaction and to cooperate with the others in connection with the foregoing, including using its reasonable efforts to (A) obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the Exchange Transaction, (B) make all filings with, and obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, (C) lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the Exchange Transaction, (D) effect all necessary registrations and filings and submissions of information requested by Governmental Authorities, and (E) fulfill all conditions to this Agreement.  The parties shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the Exchange Transaction.

1.15.

(g)

Further Assurances.  Subject to Section 5.01(f), each of the parties hereto agrees to use their reasonable best efforts before and after the Closing Date to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the Exchange Transaction, including, but not limited to: (A) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (B) to the extent consistent with the obligations of the parties set forth in Section 5.01(f), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (C) the execution and delivery of such instruments, and the taking of such other actions, as the other party hereto may reasonably require in order to carry out the intent of this Agreement.

1.16.

1.17.

(h)

Public Announcements.  The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Exchange Transaction or this Agreement, and they shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to SOOUM, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

1.18.

(i)

Notification of Certain Matters.  Each party hereto shall promptly notify the other party in writing of any events, facts or occurrences that would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

1.19.

(j)

Prohibition on Trading in SOOUM Securities.  WESTERN and its Shareholders acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to SOOUM  from purchasing or selling securities of SOOUM , or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of SOOUM.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, neither WESTERN nor its Shareholders shall purchase or sell any securities of SOOUM, or communicate such information to any other person.

(k)

Investment Letters.  Prior to Closing, WESTERN Shareholders shall deliver to SOOUM investment letters substantially in the form attached hereto as Exhibit 5.01(k) executed by each WESTERN Member.

(l)

Schedules.  Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules required of it under this Agreement as soon as possible after the execution of the Agreement.  All such Schedules shall be delivered at least five (5) business days prior to the Closing, but all Schedules shall be produced prior to the Closing.

5.02

Conditions to Obligations of SOOUM.  SOOUM’s obligation to consummate the Exchange Transaction and to perform this Agreement is subject to the fulfillment of all of the following conditions unless waived by SOOUM in writing:

(a)

Representations and Warranties.  The representations and warranties of the Sellers set forth in this Agreement are true and correct as of the Closing as though made at and as of the Closing.

(b)

Performance of Agreement.  The Sellers shall have performed and observed in all material respects all obligations and conditions to be performed or observed by Sellers under this Agreement at or prior to the Closing.

(c)

Due Diligence Investigation.  SOOUM, in its sole discretion, shall be fully satisfied with the results of its legal and financial due diligence investigation of Sellers.

(d)

Officers' Certificate.  Sellers shall have furnished to SOOUM a certificate, dated the date of the Closing and signed by the Manager of WESTERN stating that the conditions set forth in Sections 5.02(a) and (b) have been fulfilled, and attach a good standing certificate for WESTERN.

(e)

Material Adverse Changes.  Since the date of this Agreement, there has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of WESTERN which would have a WESTERN Material Adverse Effect.

(f)

Deliveries.  All documents or instruments required to be delivered by the Sellers or other holders of WESTERN Stock at or prior to the Closing, shall have been delivered to SOOUM.

(g)

Corporate Approval.  This Exchange Agreement shall have been approved by all necessary corporate action.

(h)

Consents.  WESTERN shall have procured all third-party consents necessary to effect the Exchange Transaction.

(i)

Form of Actions.  All actions to be taken by Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SOOUM.

5.03

Conditions to Obligations of Sellers.  The Seller’s obligations to consummate the Exchange Transaction and to perform this Agreement are subject to the fulfillment of all of the following conditions, unless waived by Sellers in writing:

(a)

Representations and Warranties.  SOOUM’s representations and warranties set forth in this Agreement are true and correct as of the Closing as though made at the Closing except where any untruth or inaccuracy will not, either individually or in the aggregate, have a SOOUM Material Adverse Effect.

(b)

Performance of Agreement.  SOOUM shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

(c)

Officers' Certificate.  SOOUM has furnished a certificate, dated the date of the Closing and signed by the President of SOOUM on behalf of SOOUM that the conditions set forth in Sections 5.03(a) and (b) have been fulfilled;

(d)

Material Adverse Changes.  There has occurred no change in the operations, prospects, assets, business, or condition (financial or otherwise) of SOOUM which would have a SOOUM Material Adverse Effect.

(e)

Deliveries.  All documents or instruments required to be delivered by SOOUM or third parties at or prior to the Closing, shall have been delivered to the Sellers.

ARTICLE VI

INDEMNIFICATION

6.01

Indemnification by WESTERN.  For a period of one (1) year after the Closing Date, the WESTERN Shareholders shall indemnify and hold harmless SOOUM and its respective officers and directors (each an “Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements (collectively, “Claims”) suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by WESTERN or the WESTERN Shareholders at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or non-fulfillment of any covenants or agreements made by SOOUM or the WESTERN Shareholders, and (iii) any misrepresentation made by WESTERN or the WESTERN Shareholders, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by WESTERN or the WESTERN Shareholders pursuant hereto or in connection with the Merger.

6.02

Indemnification by SOOUM.  For a period of one (1) year after the Closing Date, SOOUM shall indemnify and hold harmless WESTERN and its Shareholders (each an “Indemnified Party”), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements (collectively, “Claims”) suffered by such Indemnified Party resulting from or arising out of (i) any current or existing litigation or matter as described herein, (ii) inaccuracy in or breach of any of the representations or warranties made by SOOUM at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (iii) any breach or non-fulfillment of any covenants or agreements made by SOOUM and, and (iv) any misrepresentation made by SOOUM in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by SOOUM pursuant hereto or in connection with the Exchange Transaction.

6.03

Indemnification Procedures for Third-Party Claim.

(a)

Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, SOOUM shall give written notice (“Notice of Claim”) of such claim or demand to the WESTERN Shareholders, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).  No failure or delay by SOOUM in the performance of the foregoing shall reduce or otherwise affect the obligation of the WESTERN Shareholders to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Shareholder’s ability to defend against, settle or satisfy any Claims for which the Indemnified Party is entitled to indemnification hereunder.

(b)

If the claim or demand set forth in the Notice of Claim given by SOOUM pursuant to Section 6.03(a) hereof is a claim or demand asserted by a third party, the WESTERN Shareholders shall have fifteen (15) days after the date on which Notice of Claim is given to notify SOOUM in writing of their election to defend such third party claim or demand on behalf of the Indemnified Party.  If the WESTERN Shareholders elect to defend such third party claim or demand, SOOUM shall make available to the WESTERN Shareholders and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the WESTERN Shareholders in the defense of, such third party claim or demand, and so long as the WESTERN Shareholders are defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand.  If WESTERN Shareholders elect to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party’s own expense.  In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the WESTERN Shareholders could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend them in any such action or proceeding and the WESTERN Shareholders will pay the fees and expenses of such counsel.  If the WESTERN Shareholders do not elect to defend such third party claim or demand or do not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the WESTERN Shareholders’ expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party’s defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the WESTERN Shareholders under the agreements of indemnification set forth in this Article VI; and (iii) such Indemnified Party may not settle any claim without the consent of the WESTERN Shareholders, which consent shall not be unreasonably withheld or delayed.

(c)

The parties and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VI, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

(d)

Except for third party claims being defended in good faith, the WESTERN Shareholders shall satisfy their obligations under this Article VI in respect of a valid claim for indemnification hereunder that is not contested by WESTERN in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

6.04

Indemnification Procedures for Non-Third Party Claims.  In the event any Indemnified Party should have an indemnification claim against the WESTERN Shareholders under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the WESTERN Shareholders in writing and in reasonable detail.  The failure by any Indemnified Party to so notify the WESTERN Shareholders shall not relieve the WESTERN Shareholders from any liability that they may have to such Indemnified Party, except to the extent that SOOUM has been actually prejudiced by such failure.  If the WESTERN Shareholders do not notify the Indemnified Party within fifteen (15) business days following its receipt of such notice that the WESTERN Shareholders dispute such claim, such claim specified by the WESTERN Shareholders in such notice shall be conclusively deemed a liability of the WESTERN Shareholders under this Article VI and the WESTERN Shareholders shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined.  If the WESTERN Shareholders dispute that liability with respect to such claim in a timely manner, SOOUM and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration.

6.05

Limitations on Indemnification.

(a)

In no event shall any claims for indemnification for which the WESTERN Shareholders may be liable under this Article VI be payable out of any assets or other property of the WESTERN Shareholders other than the SOOUM Shares received by the WESTERN Shareholders pursuant hereto.

(b)

No claim for indemnification under this Article VI shall be asserted by, and no liability for such indemnity shall be enforced against, the WESTERN Shareholders to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such claim.  In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VI from the WESTERN Shareholders, such Indemnified Party shall promptly repay to the WESTERN Shareholders such amount recovered.

6.06

Exclusive Remedy.

The indemnification provisions of this Article VI (i) shall, in the case of the representatives and warranties of WESTERN and the WESTERN Shareholders, be the exclusive remedy following the Closing with respect to breaches thereof, (ii) shall apply without regard to, and shall not be subject to, any limitation by reason of set-off, limitation or otherwise, except with respect to the limitations set forth in subsection (i) above, and (iii) are intended to be comprehensive and not to be limited by any requirements of law concerning prominence of language or waiver of any legal right under any law (including, without limitation, rights under any workers compensation statute or similar statute conferring immunity from suit).  The obligations of the parties set forth in this Article VI shall be conditioned upon the Closing having occurred.

ARTICLE VII

TERMINATION, SURVIVAL AND MISCELLANEOUS AGREEMENTS

7.01

Termination.  This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written consent of Sellers and SOOUM; (b) by either Sellers or SOOUM if the other has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured or is not cured within thirty (30) days of written notice of default; (c) by SOOUM if any of the conditions set forth in Sections 5.01 or 5.02 have not been satisfied on or prior to Closing; (d) by Sellers if any of the conditions set forth in Section 5.01 and 5.03 have not been satisfied on or prior to Closing.

7.02

Survival of Representations and Warranties.  The covenants, representations and warranties contained herein shall survive the Closing of the Exchange Transaction.

ARTICLE VIII

MISCELLANEOUS

8.01

Notices.  All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by U.S. mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

If to SOOUM:

SOOUM Corp.

590 Madison Avenue

Suite 1800

New York, NY 10022

Attn.:  Mr.  William Westbrook

With a copy to:

Richard Jones, Esq.

Jones & Haley, P.C.

115 Perimeter Center Place, Suite 170

Atlanta, GA  30346

Fax: (770) 804-0509

If to WESTERN:

Ms. Joy Gillespie

1976-A Gillespie Lane

Lakeside, AZ  85929

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties written notice of the change.

8.02

Non-Waiver.  No failure by a Party to insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time.  This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

8.03

Headings.  The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

8.04

Counterparts.  This Agreement may be executed in multiple counterparts, each of which is an original, but all of which taken together are one and the same Agreement.

8.05

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties.

8.06

Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of Arizona, without regard to its principles of conflicts of law.  The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in Phoenix, Arizona over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any such court.  The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute.  The Parties irrevocably consent to process being served upon them in any site, action or proceeding before any such court by delivering as provided for notices in Section 7.01 of this Agreement.  All rights and remedies of each Party under this Agreement are cumulative and are in addition to all other rights and remedies available to the Party from time to time, whether under this Agreement otherwise.

8.07

Binding Effect; Assignment.  This Agreement is binding upon, inures to the benefit of and is enforceable by and against the Parties and their respective heirs, personal representatives, successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be transferred or assigned by any of the Parties without the prior written consent of the other Parties and any attempted assignment in violation of this provision is void.

8.08

Expenses.  Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

8.09

Severability.  If any provision of this Agreement is determined by a court or other government entity to be unenforceable, the Parties shall cooperate in good faith to rewrite such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by the provisions as rewritten.  If any provision of this Agreement cannot be rewritten, the provision shall be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of  August 25, 2016:

1.20.

SOOUM CORP.

By:

Authorized Officer

WESTERN GRADE, LLC

By:

Joy Gillespie, Manager

WESTERN GRADE, LLC MEMBERS:

By:______________________

________________

Joy Gillespie

David Thomas, Manager

By:______________________

Jeremy Flores, Manager

By:______________________

Teryl Murray, Manager

Schedule 1.01

Major Shareholder	Equity	Common	Value

William Westbrook	23.00%	230,000,000	920,000
Joy Gillespie	42.00%	420,000,000	1,680,000
Luis J. Vega	16.00%	160,000,000	640,000
Steve Messina	1.00%	10,000,000	40,000
A. Hakeem Wahed	2.00%	20,000,000	80,000
Outstanding	7.00%	70,000,000	280,000
Investment/Bills	9.00%	90,000,000	360,000

Total	100.00%	1,000,000,000

Schedule 1.06(d)

SOOUM Officers:

William Westbrook – Chief Executive Officer

Luis J. Vega – Chief Operating Officer

Ronald Vega, Esq. – Chief  Financial Officer

SOOUM Directors:

William Westbrook – Chairman

Luis J. Vega – Vice Chairman

Jeremy Flores – Director

Teryl Murray – Director

Dave Thomas – Director

Western Grade Officers:

Joy Gillespie – Chief Operating Officer

Dave Thomas – Chief Executive Officer

Teryl Murray – Chief Financial Officer

Western Grade Directors:

Joy Gillespie – Chairman

Jeremy Flores – Vice Chairman

Teryl Murray – Director

Dave Thomas – Director

Luis J. Vega - Director